POWER OF ATTORNEY

     Each of the undersigned, in his or her capacity as an Officer of SteinRoe Variable Investment Trust (the "Trust"), does hereby appoint Richard R. Christensen, John A. Benning, John L. Davenport and Kevin M. Carome, and each of them, severally, or if more than one acts, a majority of them, his or her true and lawful attorney and agent to execute in his or her name, place and stead (in such capacities) any and all amendments to the Trust's Registration Statement on Form N-1A (File Nos. 33-14954 and 811-5199) and all instruments necessary or desirable in connection therewith, to attest the seal of the Trust thereon and to file the same with the Securities and Exchange Commission. Each of said attorneys and agents shall have power to act with or without the other and have full power and authority to do and perform in the name and on behalf of each of the undersigned, in any and all capacities, every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as each of the undersigned might or could do in person, hereby ratifying and approving the act of said attorneys and agents and each of them.

(Signature)          (Title and Capacity)     (Date)

GARY A. ANETSBERGER   Treasurer; Principal    April 24, 1995
Gary A. Anetsberger   Financial officer

SHARON R. ROBERTSON   Controller; Principal   April 24, 1995
Sharon R. Robertson   Accounting Officer